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                      [BEDERSON & COMPANY LLP LETTERHEAD]
                                                             EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion of both our report dated September 16, 1997 except for notes 1, 17,20,22, 23, 25, 27, 29, 30 and 31, as to which date is March 6, 1998 on our audits of the financial statement of Swissray International, Inc. for the years ended June 30, 1997 and 1996 in Swissray International, Inc.'s Form 10KSB/A for the year ended June 30, 1997.



                                                  /s/ Bederson & Company LLP
                                                  --------------------------
                                                  BEDERSON & COMPANY LLP




West Orange, New Jersey
March 16, 1998